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EXHIBIT 23.4

[H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to inclusion of and reference to our reports, or information contained therein, dated March 4, 2005, prepared for Whittier Energy Corporation in the Registration Statement on Form SB-2 of Whittier Energy Corporation for the filing dated on or about August 3, 2005.

H.J. GRUY AND ASSOCIATES, INC.

	By:	/s/ SYLVIA CASTILLEJA Sylvia Castilleja, P.E. Senior Vice President

August 3, 2005 Houston, Texas

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  EXHIBIT 23.4